                                                                    EXHIBIT 4(d)


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR AN OPINION OF COUNSEL TO THE COMPANY IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

                          ----------------------------

                     NOISE CANCELLATION TECHNOLOGIES, INC.

             (Incorporated under the laws of the State of Delaware)

         VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 31, 1997

                                                     Warrant to Purchase 201,250
                                                     shares of Common Stock

               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

No. BW-4-R

     FOR VALUE RECEIVED, NOISE CANCELLATION TECHNOLOGIES, INC. (the "Company"), a Delaware corporation, hereby certifies that IRENE LEBOVICS (the "Holder") is entitled, subject to the provisions of this Warrant (the "Warrant"), to purchase from the Company, at any time, or from time to time, during the period commencing at 9:00 a.m., New York City local time, on the First Exercise Date (as hereinafter defined), and expiring, unless earlier terminated as hereinafter provided, at 5:00 p.m., New York City local time on the Last Exercise Date (as hereinafter defined), up to 201,250 fully paid and nonassessable shares of Common Stock, $.01 par value, of the Company at a price of $0.75 per share (such exercise price per share, as so adjusted, being hereinafter referred to as the "Exercise Price") provided the Holder has surrendered and forfeited to the Company a warrant or warrants having an exercise price or prices of $0.75 or higher owned by Holder and entitling the Holder to purchase 175,000 shares of Common Stock of the Company.

     The term "Common Stock" means the shares of Common Stock, $.01 par value, of the Company as constituted on November 8, 1995, the date of grant of this Warrant (the "Base Date"), together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock".

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.
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     The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

     1. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time, or from time to time, during the period commencing at 9:00 a.m., New York City local time, on the First Exercise Date (as hereinafter defined), and expiring at 5:00 p.m., New York City local time, on the Last Exercise Date (as hereinafter defined), or, if such day is a day on which banking institutions in the City of New York are authorized by law to close, then on the next succeeding day that shall not be such a day.

     The First Exercise Date shall be the date on which both of the following events have occurred:

     (a) an amendment to the Company's Certificate of Incorporation increasing by at least 5,000,000 shares the number of shares of Common Stock of the Company that the Company is authorized to issue is approved by the Company's stockholders and filed in the office of the Secretary of the State of Delaware; and

     (b) appropriate corporate action is taken by the Company to reserve shares of Common Stock of the Company for issuance upon the exercise of this Warrant.

     The Last Exercise Date shall be December 31, 1997 or ninety (90) days after the First Exercise Date, whichever shall last occur.

     Subject to the foregoing limitations, this warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such Form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

     2. RESERVATION OF SHARES. Until the First Exercise Date, no shares of Common Stock will be reserved for issuance upon the exercise of this Warrant. Thereafter, the Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities and property) from time to time receivable upon exercise of this Warrant. All such shares (and other securities and property) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable and free of all preemptive rights.

     3. WARRANT STOCK TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. The Warrant Stock may not be sold or otherwise disposed of except as follows:
(1) prior to registration under the Securities Act of 1933, as amended (the "Act") to a person who, in the opinion of counsel to the Company, is a person to whom such Warrant Stock may legally be transferred without registration and without the





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delivery of a current prospectus under the Act with respect thereto or other disposition of such securities; or (2) upon registration, if ever, under the Act of the Warrant Stock, to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees unless in the opinion of Counsel to the Company the delivery of such a prospectus is not required.

     4. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall issue one additional share of its Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant.

     5. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is not registered under the Act nor under any applicable state securities law or regulation. This Warrant cannot be exchanged, transferred or assigned otherwise than by will or the laws of descent and distribution, or due to the Holder's mental or physical incapacity and appointment of a legal guardian as a result thereof. Upon such event and upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the heir, devisee or assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder or his executor, administrator or guardian.

     6. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

     7.   REDEMPTION.  This Warrant is not redeemable by the Company.

     8.   ANTI-DILUTION PROVISIONS.

          8.1 ADJUSTMENT FOR DIVIDENDS IN OTHER SECURITIES, PROPERTY, ETC.; RECLASSIFICATION, ETC. In case at any time or from time to time after the Base Date the holders of Common Stock (or any other securities at the time receivable upon the exercise of this Warrant) shall have received, or on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive without payment therefor: (a) other or additional securities or property (other than cash) by way of dividend, (b) any cash paid or payable except out of earned surplus of the Company at the Base Date as increased (decreased) by subsequent credits (charges) thereto (other than credits in respect of any capital or paid-in surplus or surplus created as a result of a revaluation of property) or (c) other or additional (or less) securities or property (including cash) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, then, and in each such case, the Holder of this Warrant, upon the exercise thereof as provided in Section 1, shall be entitled to receive the amount of securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise if on the Base Date it had been the holder of record of the number of shares of Common Stock (as constituted on the Base Date) subscribed for upon such exercise as provided in Section 1 and had thereafter, during the period from the Base Date to and including the date of such exercise, retained such shares and/or all other additional (or less) securities and property (including cash in the cases referred to in clauses (b) and (c) above) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Section 8.2.





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          8.2  ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.  In
case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the Base Date or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 8.1; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

          8.3 CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment in the number of shares of Common Stock (or other securities or property) receivable on the exercise of the Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of (a) the consideration received or to be received by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold,
(b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the pro forma adjusted Exercise Price. The Company will forthwith mail a copy of each such certificate to each holder of the Warrant.

          8.4  NOTICES OF RECORD DATE, ETC.

               In case:

               (a) the Company shall take a record of the holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

               (b) of any capital reorganization of the Company (other than a stock split or reverse stock split), any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a merger for purposes of change of domicile) or any conveyance of all or substantially all of the assets of the Company to another corporation; or

               (c) of any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to each holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice





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shall be mailed at least twenty (20) days prior to the date therein specified and the Warrant may be exercised prior to said date during the term of the Warrant no later than five (5) days prior to said date.

     9. LEGEND. In the event of the exercise of any of the Warrants and the issuance of any of the shares thereunder, prior to the registration of such shares under the Act, all certificates representing shares shall bear on the face thereof substantially the following legends, insofar as is consistent with Delaware law:


          "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR AN OPINION OF COUNSEL TO THE CORPORATION IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION."

     10. APPLICABLE LAW. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York.

     11. NOTICE. Notices and other communications to be given to the Holder of the Warrant evidenced by this certificate shall be deemed to have been sufficiently given, if delivered or mailed, addressed in the name and at the address of such owner appearing on the records of the Company, and if mailed, sent registered or certified mail, postage prepaid. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or mailed, by registered or certified mail, postage prepaid, to the Company at 1025 West Nursery Road, Suite 120, Linthicum, Maryland 21090, Attn: President, or at such other address as the Company shall have designated by written notice to such registered owner as herein provided. Notice by mail shall be deemed given when deposited in the United States mail as herein provided.


     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the 8th day of November 1995.


                    NOISE CANCELLATION TECHNOLOGIES, INC.


                    By:  /s/ Michael J. Parrella
                         -----------------------
                         Michael J. Parrella, President





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                             WARRANT EXERCISE FORM

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ___________ shares of Common Stock of Noise Cancellation Technologies, Inc. and hereby makes payment at the rate of $0.75 per share, or an aggregate of $_________, in payment therefor.


                                   --------------------------------
                                   Name of Registered Holder

                                   --------------------------------
                                   Signature

                                   --------------------------------
                                   Signature, if held jointly

                                   --------------------------------
                                   Date

                       INSTRUCTIONS FOR ISSUANCE OF STOCK
         (if other than to the registered Holder of the within Warrant)

Name
     ---------------------------------------------
(Please typewrite or print in block letters)

Address
         ----------------------------------------------------------

         ----------------------------------------------------------

Social Security or Taxpayer Identification Number
                                                  -----------------

                                ASSIGNMENT FORM
                    (See Section 5 for terms of Assignment)
                  The Holder hereby assigns and transfers unto

Name
     ---------------------------------------------
(Please typewrite or print in block letters)


Address
         ----------------------------------------------------------

         ----------------------------------------------------------


the right to purchase Common Stock of Noise Cancellation Technologies, Inc. represented by this Warrant to the extent of ______ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ________________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

                                        DATED:                         , 19
- -----------------------------                 -------------------------    ---
Name of Registered Holder

- -----------------------------      -----------------------------
Signature                          Signature, if held jointly





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